EXHIBIT 28(j)(3)
CONSENT OF COUNSEL
          We consent to the reference to our Firm under the heading “Counsel” in the Registration Statement on Form N-1A of Comstock Funds, Inc. as filed with the Securities and Exchange Commission on or about August 27, 2010.
/s/ Paul, Hastings, Janofsky & Walker LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP
New York, New York
August 27, 2010